Exhibit 10.35

SECURITY AND PLEDGE AGREEMENT

Dated as of November 17, 2021

among

CAMBIUM NETWORKS CORPORATION,
CAMBIUM (US), L.L.C.,

CAMBIUM NETWORKS, LTD and
CAMBIUM NETWORKS, INC.,
as Grantors,

Each Other Grantor
From Time to Time Party Hereto

and

BANK OF AMERICA, N.A.,
as Administrative Agent

Table of Contents

i

Table of Contents
(continued)

ANNEXES AND SCHEDULES

Annex 1	Form of Joinder Agreement
Annex 2	Form of [Copyright][Patent][Trademark] Security Agreement
Annex 3	Form of Pledge Amendment

Schedule 1	Commercial Tort Claims
Schedule 2	Filing Offices
Schedule 3	Jurisdiction of Organization; Chief Executive Offices
Schedule 4	Locations of Collateral
Schedule 5	Pledged Equity
Schedule 6	Intellectual Property

ii

SECURITY AND PLEDGE AGREEMENT (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, this “Agreement”), dated as of November 17, 2021, by and among Cambium Networks Corporation, an exempted company incorporated under the laws of the Cayman Islands with limited liability (“Holdings”), Cambium (US), L.L.C., a Delaware limited liability company (“Intermediate Holdings”), Cambium Networks, Ltd, a private limited company registered under the laws of England and Wales under company number 07752773 and having its registered office located at Unit B2 Linhay Business Park, Eastern Road, Ashburton, Newton Abbot, Devon, TQ13 7UP (the “Borrower” and together with Holdings, the “Pledgors”), Cambium Networks, Inc., a Delaware corporation (“Networks U.S.”), each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.6 (collectively, with Holdings, Intermediate Holdings, the Borrower and Networks U.S., collectively, the “Grantors”), and Bank of America, N.A., as administrative agent and collateral agent (in such capacities, together with its successors and permitted assigns, the “Administrative Agent”) for the Lenders, the L/C Issuers and each other Secured Party (each such term as defined in the Credit Agreement referred to below).

W I T N E S E T H:

WHEREAS, pursuant to the Credit Agreement dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, Intermediate Holdings, the Borrower, Networks U.S., the Lenders and the L/C Issuers from time to time party thereto, the Swingline Lender and the Administrative Agent for the Lenders and the L/C Issuers, the Lenders and the L/C Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders and the L/C Issuers to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the L/C Issuers and the Administrative Agent to enter into the Credit Agreement and to induce the Lenders and the L/C Issuers to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent as follows:

Article I.
DEFINED TERMS

Section 1.1Definitions.

(a)Capitalized terms used herein without definition are used as defined in the Credit Agreement.

(b)The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “document”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”,

“inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.

(c)The following terms shall have the following meanings:

“Administrative Agent” has the meaning specified in the preamble.

“Agreement” has the meaning specified in the preamble.

“Applicable IP Office” means the United States Patent and Trademark Office or the United States Copyright Office.

“Borrower” has the meaning specified in the recitals.

“Cash Collateral Account” means a deposit account or securities account, other than accounts established to Cash Collateralize L/C Obligations.

“Collateral” has the meaning specified in Section 3.1.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Grantor under any copyright now or hereafter owned by any third party (including, without limitation, any such rights such Grantor has the right to sublicense), and all rights of any Grantor under any such agreement, as well as any written agreement, now or hereafter in effect, under which Grantor grants to a third party any right under any of such Grantor’s Copyrights.

“Copyrights” means all of the following which any Grantor now or hereafter owns or in which any Grantor now or hereafter has an ownership interest:  (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, or transferee, (b) all registrations and applications for registration of any such Copyright in the United States, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule 6, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Credit Agreement” has the meaning specified in the recitals.

“Excluded Equity Interests” has the meaning specified in the Credit Agreement.

“Excluded Property” has the meaning specified in the Credit Agreement.

“Grantor” has the meaning specified in the preamble.

“Holdings” has the meaning specified in the recitals.

“Intellectual Property” means, under any Law, all intellectual property of every kind and nature, including Patents, Copyrights, Trademarks, Internet Domain Names, and trade secrets and other proprietary and confidential information.

“Intermediate Holdings” has the meaning specified in the preamble.

“Internet Domain Names” means all right, title and interest in or relating to Internet domain names.

“IP Agreements” means all material Copyright Licenses, Patent Licenses, Trademark Licenses, and all other agreements, permits, consents, and orders relating to the license, development, use or disclosure of any Intellectual Property to which a Grantor, now or hereafter, is a party or a beneficiary.

“Issuer” has the meaning specified in Section 5.3(d).

“Material Intellectual Property” means Intellectual Property (other than Excluded Property) that is owned by a Grantor or exclusively licensed to a Grantor (in each case other than, prior to Administrative Agent exercising its rights under the Credit Agreement (subject to the terms set forth therein) during the occurrence and continuance of a Foreign Lien Trigger Event, the Pledgors) and material to the conduct of the collective business of the Borrower and its Subsidiaries.

“Material Software” means Software (other than Excluded Property) that is material to the conduct of any Grantor’s business.

“Networks U.S.” has the meaning specified in the preamble.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Grantor any right to make, use or sell any invention covered by a patent, now or hereafter owned by any third party (including, without limitation, any such rights that such Grantor has the right to sublicense) and all rights of any Grantor under any such agreement, as well as any written agreement, now or hereafter in effect, under which Grantor grants to a third party any right under any of such Grantor’s Patents.

“Patents” means all of the following which any Grantor now or hereafter owns or in which any Grantor now or hereafter has an ownership interest:  (a) all letters patent of the United States, including those listed on Schedule 6, and all applications for letters patent of the United States, including those listed on Schedule 6, (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Pledged Certificated Equity” means all certificated securities and any other Equity Interests of any Person constituting Collateral evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time consisting, including all Equity Interests listed on Schedule 5.  Pledged Certificated Equity excludes any Excluded Property (including, for the avoidance of doubt, any Excluded Equity Interests).

“Pledged Collateral” means, collectively, the Pledged Equity and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness or other obligations (in each case, in excess of $2,500,000 individually) owed to such Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time consisting of Collateral, issued by the obligors named therein.  Pledged Debt Instruments excludes any Excluded Property.

“Pledged Equity” means all Pledged Certificated Equity and all Pledged Uncertificated Equity.

“Pledged Investment Property” means any investment property of any Grantor, and any distribution of Property made on, in respect of or in exchange for the foregoing from time to time consisting of Collateral, other than any Pledged Equity or Pledged Debt Instruments.  Pledged Investment Property excludes any Excluded Property.

“Pledged Uncertificated Equity” means any Equity Interests of any Person that is owned by a Grantor that is not Pledged Certificated Equity, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Equity or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Organization Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time consisting of Collateral, including in each case those interests set forth on Schedule 5, to the extent such interests are not certificated.  Pledged Uncertificated Equity excludes any Excluded Property (including, for the avoidance of doubt, any Excluded Equity Interests).

“Pledgors” has the meaning specified in the preamble.

“Secured Obligations” has the meaning specified in the Credit Agreement.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing, in each case, owned or exclusively licensed by any Grantor.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Grantor any right to use any trademark now or hereafter owned by any third party (including, without limitation, any such rights that such Grantor has the right to sublicense), as well as any written agreement, now or hereafter in effect, under which Grantor grants to a third party any right under any of such Grantor’s Trademarks.

“Trademarks” means all of the following which any Grantor now or hereafter owns in which any Grantor now or hereafter has an ownership interest:  (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and pending registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States (except for any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with the United States Patent and Trademark Office with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law), and all renewals thereof, including those listed on Schedule 6, (b) all goodwill associated therewith or symbolized thereby, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any Applicable Law, any of the attachment, perfection or priority of the Administrative Agent’s or any other Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

Section 1.2Certain Other Terms.

(a)Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

(b)Sections 1.02 (Other Interpretative Provisions), 1.03 (Accounting Terms) and 1.09 (Limited Condition Acquisitions) of the Credit Agreement are each applicable to this Agreement as and to the extent set forth therein.

Article II.

[Reserved]

Article III.
GRANT OF SECURITY INTEREST

Section 3.1Collateral.  For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a)all accounts, cash and Cash Equivalents, chattel paper, deposit accounts, documents, equipment, general intangibles (including Intellectual Property owned by such Grantor and IP Agreements), instruments, inventory, investment property, letter-of-credit rights and any supporting obligations related to any of the foregoing;

(b)the commercial tort claims for which a claim has been filed in a court of competent jurisdiction the value of which would reasonably be expected to exceed $2,500,000 described on Schedule 1 and on any supplement thereto received by the Administrative Agent pursuant to Section 5.6;

(c)all books and records pertaining to the other property described in this Section 3.1;

(d)all property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(e)all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located; and

(f)to the extent not otherwise included, all proceeds of the foregoing;

provided, however, that notwithstanding anything to the contrary in this Agreement (x) the Collateral shall not include any Excluded Property; provided, further, that, if and when any property shall cease to be

Excluded Property, such property shall be deemed to be “Collateral” and (y) solely with respect to Holdings and the Borrower (and only so long as the Administrative Agent has not exercised it rights under the Credit Agreement subject to the terms set forth therein during the occurrence and continuance of a Foreign Lien Trigger Event), the Collateral pledged by Holdings and the Borrower hereunder shall be limited to the respective Pledged Equity owned by it.

Section 3.2Grant of Security Interest in Collateral.  Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity or earlier, by acceleration or otherwise) of the Secured Obligations, hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor.

Article IV.
REPRESENTATIONS AND WARRANTIES

To induce the Lenders, the L/C Issuers and the Administrative Agent to enter into the Loan Documents, each Grantor hereby represents and warrants each of the following to the Administrative Agent, the Lenders, the L/C Issuers and the other Secured Parties:

Section 4.1Title; No Other Liens.  Except for the Lien granted to the Administrative Agent pursuant to this Agreement and other Permitted Liens, such Grantor owns each item of the Collateral owned by such Grantor free and clear of any and all Liens.  Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien, other than Permitted Liens.

Section 4.2Perfection and Priority.  The security interest granted pursuant to this Agreement constitutes a valid and continuing security interest in favor of the Administrative Agent for the benefit of the Secured Parties in all such Collateral (with respect to Intellectual Property included in the Collateral, under United States law) and such security interest shall be perfected for the following Collateral, subject to the occurrence of the following: (a) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings at the offices specified on Schedule 2 and (b) in the case of all United States Copyrights, Trademarks and Patents included in the Collateral for which UCC filings are insufficient, all appropriate filings having been timely made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable (provided, however, that additional filings may be required with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, to perfect the Administrative Agent’s security interest in any Copyrights, Trademarks and Patents included in the Collateral acquired after the date hereof).  Such security interest shall be prior to all other Liens on the Collateral except for Permitted Liens having priority over the Administrative Agent’s Lien by operation of law or as expressly permitted pursuant to Section 7.01 of the Credit Agreement upon (i) in the case of all Pledged Certificated Equity, Pledged Debt Instruments and Pledged Investment Property, the delivery thereof to the Administrative Agent of such Pledged Certificated Equity, Pledged Debt Instruments and Pledged Investment Property (other than, in each case, checks received in the ordinary course of business) consisting of instruments and certificates, in each case properly endorsed for transfer to the Administrative Agent or in blank and (ii) in the case of all Pledged Investment Property (other than checks received in the ordinary course of business) not in certificated form, the execution of control agreements with respect to such investment property.

Section 4.3Jurisdiction of Organization; Chief Executive Office.  Such Grantor’s jurisdiction of incorporation, organization or formation (as applicable), legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business (and such location for the five years preceding the date hereof), in each case as of the date hereof, is specified on Schedule 3.  Except as set forth on Schedule 3, as of the date hereof, no Grantor has (a) changed its name, jurisdiction of incorporation, organization or formation (as applicable) or its corporate form in any way within the past five (5) years, or (b) acquired the controlling equity interest of another Person or substantially all of the assets of another Person within the past five (5) years.

Section 4.4Locations of Inventory, Equipment and Books and Records.  As of the date hereof, such Grantor’s (other than, prior to Administrative Agent exercising its rights under the Credit Agreement (subject to the terms set forth therein) during the occurrence and continuance of a Foreign Lien Trigger Event, the Pledgors) inventory and equipment (other than inventory and equipment in transit or out for repair or laptop computers, cellular telephones and/or other electronic devices held by employees in the ordinary course of business, and other than inventory or equipment having a value not exceeding $2,500,000 individually or in the aggregate) and books and records concerning the Collateral (other than books and records that are held by employees or other Affiliates in the ordinary course of business or maintained electronically on cloud-based platforms or similar systems) are kept at the locations listed on Schedule 4.

Section 4.5Pledged Collateral.  The Pledged Equity pledged by such Grantor hereunder (i) as of the date hereof, is listed on Schedule 5 and constitutes that percentage of the issued and outstanding Equity Interests of all classes of each issuer thereof as set forth on Schedule 5, and (ii) to Grantor’s knowledge has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Equity in limited liability companies and partnerships).  With respect to the Pledged Equity, each Grantor is in compliance with Section 5.3(d) below.

Section 4.6Intellectual Property.

(a)Schedule 6 sets forth a true and complete list of the U.S. Patent registrations and applications, U.S. Trademark registrations and applications, and U.S. Copyright applications and registrations owned by such Grantor (other than, prior to Administrative Agent exercising its rights under the Credit Agreement (subject to the terms set forth therein) during the occurrence and continuance of a Foreign Lien Trigger Event, the Pledgors) as of the date hereof that are included in the Collateral, including for each of the foregoing (1) the owner, (2) the name or title and (3) as applicable, the registration or application number and registration or application date.

(b)On the date hereof, all registrations of Intellectual Property included in the Collateral owned by such Grantor (other than, prior to Administrative Agent exercising its rights under the Credit Agreement (subject to the terms set forth therein) during the occurrence and continuance of a Foreign Lien Trigger Event, the Pledgors) are subsisting and unexpired and, to the knowledge of such Grantor, all registrations of Material Intellectual Property owned by any Grantor are valid and enforceable, in each case, other than as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  There are no pending (or, to the knowledge of any Grantor (other than, prior to Administrative Agent exercising its rights under the Credit Agreement (subject to the terms set forth therein) during the occurrence and continuance of a Foreign Lien Trigger Event, the Pledgors), threatened in writing) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Intellectual Property owned by such Grantor other than in each case, as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  To such Grantor’s (other than, prior to Administrative Agent exercising its rights under the Credit Agreement (subject to the terms set forth therein) during the occurrence and continuance of a Foreign Lien Trigger Event, the Pledgors) knowledge, no Person in the past three (3) years has been or is infringing, misappropriating or diluting any Intellectual Property or misappropriating any Software, in each case, owned by such Grantor and included in the Collateral other than as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  To such Grantor’s (other than, prior to Administrative Agent exercising its rights under the Credit Agreement (subject to the terms set forth therein) during the occurrence and continuance of a Foreign Lien Trigger Event, the Pledgors) knowledge, neither such Grantor nor any other party thereto is in material breach or default of any material IP Agreement, in each case, other than as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.7Commercial Tort Claims.  The only commercial tort claims of any Grantor (other than, prior to Administrative Agent exercising its rights under the Credit Agreement (subject to the terms set forth therein) during the occurrence and continuance of a Foreign Lien Trigger Event, the Pledgors) existing on the date hereof, to the Grantor’s knowledge for which a claim has been filed in a court of competent jurisdiction, in each case, individually, with a value which would reasonably be expected to exceed $2,500,000, are those listed on Schedule 1, which sets forth such information separately for each Grantor.

Section 4.8Specific Collateral.  As of the date hereof, none of the Collateral is or is proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

Section 4.9Enforcement.  As of the date hereof no Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Administrative Agent of its rights (including voting rights but subject to the limitations of Section 6.3(a)) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except (a) as may be required in connection with the enforcement of remedies over Pledged Collateral issued by a Foreign Subsidiary, (b) as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally, (c) any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral, (d) other notice required by non-waivable provisions of the UCC or (e) in the event of any insolvency proceeding of any Grantor, as may be required under any Debtor Relief Laws.

Article V.
COVENANTS

Each Grantor agrees with the Administrative Agent to the following, until the Facility Termination Date occurs:

Section 5.1Maintenance of Perfected Security Interest; Further Documentation.

(a)Such Grantor shall maintain the security interest created by this Agreement in the Collateral as a perfected (to the extent this Agreement requires it to be perfected) security interest having at least the priority described in, and subject to, Section 4.2 of this Agreement and Section 6.13 of the Credit Agreement and shall take commercially reasonable actions to defend such security interest and such priority against the claims and demands of all Persons except to the extent that the Administrative Agent and the Borrower reasonably agree that the cost, burden or difficulty of such defense outweighs the benefit to the Secured Parties of such security interest and priority afforded thereby.

(b)Subject to Sections 6.13 and 6.17 of the Credit Agreement, at any time and from time to time, upon the reasonable written request of the Administrative Agent, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC

(or other filings under similar Applicable Laws) in effect in any United States jurisdiction with respect to the security interest created hereby and (ii) take such further actions as the Administrative Agent may reasonably request in writing; provided that, notwithstanding anything to the contrary, including clauses (i) and (ii) above, the Grantors shall not be required (i) to request, seek or obtain any consent to or approval for the assignment to or for the benefit of the Administrative Agent of any Contractual Obligation, including any material IP Agreement included in the Collateral or (ii) to take any action inconsistent with Sections 6.13 or 6.17 of the Credit Agreement.

Section 5.2Changes in Locations, Name, Etc.  Such Grantor shall provide notice to the Administrative Agent and deliver to the Administrative Agent all documents reasonably requested by the Administrative Agent in writing to maintain the validity, perfection and priority of the Liens and security interests provided for herein (including, if applicable, a written supplement to Schedule 3, but subject in any event to the limitations described in Section 5.1(b)), together with the delivery of the Compliance Certificate for the applicable fiscal quarter (or, in the case of the fourth fiscal quarter of any fiscal year, the related fiscal year) and, in any event, in sufficient time to enable all filings to be made within any applicable statutory period under the UCC that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all Collateral in which a security interest may be perfected by filing of a financing statement under the UCC (or such longer period as the Administrative Agent may agree in its sole discretion); provided, that, notwithstanding anything to the contrary set forth herein and without limiting the foregoing, no Grantor shall change its (i) jurisdiction of incorporation, organization or formation (as applicable) or the location of its chief executive office, in each case from that referred to in Section 4.3 or (ii) legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure, unless, in each case with respect to clauses (i) and (ii), it shall give the Administrative Agent written notice of such change within ten (10) Business Days following such change (or such longer period as may be agreed to by the Administrative Agent in its reasonable discretion).

Section 5.3Pledged Collateral.

(a)Delivery of Pledged Collateral.  Such Grantor shall  deliver to the Administrative Agent, in suitable form for transfer and in form and substance reasonably satisfactory to the Administrative Agent, all Pledged Certificated Equity and Pledged Debt Instruments not later than five (5) Business Days after the Closing Date (or such date as set forth in Section 6.19 of the Credit Agreement or such later date as may be agreed by the Administrative Agent in its sole discretion), in the case of any Pledged Certificated Equity and Pledged Debt Instruments of such Grantor as of the Closing Date and, with respect to any Pledged Certificated Equity and Pledged Debt Instruments acquired by such Grantor after the Closing Date, subject to and within the time periods required by Section 6.13 of the Credit Agreement.

(b)Cash Distributions with respect to Pledged Collateral.  Except as provided in Article VI and subject to the limitations set forth in Section 7.06 of the Credit Agreement (if any), such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(c)Voting Rights.  Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would contravene or result in any violation of any provision of any Loan Document.

(d)Article 8.  Subject to Section 6.13 of the Credit Agreement, each Grantor that is an issuer of Pledged Collateral (each, an “Issuer”) covenants and agrees that in no event shall it elect pursuant to the provisions of Section 8-103 of the UCC to provide that its Equity Interests are securities governed by Article

8 of the UCC unless such Equity Interests are certificated and promptly delivered to the Administrative Agent in accordance with this Agreement; provided that if any Grantor acquires an entity that has elected to provide that its Equity Interests are securities governed by Article 8 of the UCC, such Grantor agrees that, subject to Section 6.13 of the Credit Agreement, promptly after such acquisition, such Grantor shall amend, or cause to be amended, the corporate documents of such entity to remove such election unless such Equity Interests are certificated and promptly delivered to the Administrative Agent in accordance with this Agreement.

Section 5.4Investment Property.  Except in connection with any Permitted Lien, no Grantor shall grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property that constitutes Collateral to any Person other than the Administrative Agent.

Section 5.5Intellectual Property.

(a)Each Grantor (other than, prior to Administrative Agent exercising its rights under the Credit Agreement (subject to the terms set forth therein) during the occurrence and continuance of a Foreign Lien Trigger Event, the Pledgors) shall execute and deliver to the Administrative Agent in form and substance reasonably acceptable to the Administrative Agent and suitable for filing in the U.S. Patent and Trademark Office or U.S. Copyright Office, as applicable, short-form intellectual property security agreements in the form attached hereto as Annex 2 for all registered U.S. Copyrights, registered U.S. Trademarks, U.S. issued Patents, and all pending applications for each of the foregoing owned by such Grantor to the extent constituting Collateral, as of the Closing Date and in accordance with Section 5.5(b).

(b)Together with each Compliance Certificate for any fiscal quarter (or, in the case of the fourth fiscal quarter of any fiscal year, the related fiscal year) that includes any addition to Schedule 6 that does not constitute Excluded Property for such Grantor (other than, prior to Administrative Agent exercising its rights under the Credit Agreement (subject to the terms set forth therein) during the occurrence and continuance of a Foreign Lien Trigger Event, the Pledgors), such Grantor shall provide the Administrative Agent notification thereof and the applicable short-form intellectual property agreements as described in this Section 5.5.

(c)With respect to each registered U.S. Trademark, U.S. Patent, or U.S. Copyright as applicable, included in the Collateral, such Grantor (other than, prior to Administrative Agent exercising its rights under the Credit Agreement (subject to the terms set forth therein) during the occurrence and continuance of a Foreign Lien Trigger Event, the Pledgors) shall (and shall use commercially reasonable efforts to cause all of its licensees to) (i) (A) continue to use each registered Trademark owned by such Grantor to the extent necessary to maintain such Trademark in full force and effect, free from any claim of abandonment for non-use, (B) maintain at least substantially the same standards of quality of products and services offered under such Trademark as are currently maintained, and (C) use such Trademark with the appropriate notice of registration and all other notices and legends to the extent required by applicable Laws and (ii) not do any act or knowingly omit to do any act whereby (x) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any material respect, (y) any registered Patent owned by such Grantor may become forfeited, misused, unenforceable, abandoned or dedicated to the public (other than at the end of its applicable statutory term), or (z) any portion of the registered Copyrights owned by such Grantor may become invalidated, otherwise impaired or fall into the public domain (other than at the end of its applicable statutory term), in each case of clauses (i) and (ii) above, other than as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)In the event that such Grantor (other than, prior to Administrative Agent exercising its rights under the Credit Agreement (subject to the terms set forth therein) during the occurrence and continuance of a Foreign Lien Trigger Event, the Pledgors) becomes aware that any Material Intellectual

Property owned by such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party or any Material Software owned by such Grantor is or has been misappropriated by any third party, such Grantor shall take such action, if any, as it reasonably deems appropriate under the circumstances in response thereto, including, if appropriate (as reasonably determined by such Grantor in good faith), promptly bringing suit and recovering all damages therefor.

(e)Such Grantor (other than, prior to Administrative Agent exercising its rights under the Credit Agreement (subject to the terms set forth therein) during the occurrence and continuance of a Foreign Lien Trigger Event, the Pledgors) shall notify Agent promptly if it knows that any application or registration relating to any Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability of such Grantor’s ownership of, interest in, right to use, register, own or maintain any Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office). Such Grantor shall take all actions that are necessary or reasonably requested by the Administrative Agent to maintain and pursue each pending application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property; provided, however, each Grantor may abandon, put into the public domain, discontinue to use, prosecute or maintain, let lapse or otherwise dispose of Intellectual Property or IP Agreements that, in the reasonable good faith judgment of such Grantor, is no longer material to such Grantor’s business, or otherwise no longer used or useful, or economically practicable to maintain, whether such Intellectual Property or IP Agreement is now or hereafter owned or licensed or acquired by such Grantor, and each such Grantor may let Intellectual Property or an IP Agreement expire in accordance with its statutory term (provided that such term is not renewable), or in the reasonable judgment of the such Grantor such action or inaction is desirable.

Section 5.6Notice of Commercial Tort Claims.  Such Grantor (other than, prior to Administrative Agent exercising its rights under the Credit Agreement (subject to the terms set forth therein) during the occurrence and continuance of a Foreign Lien Trigger Event, the Pledgors) agrees that, if it shall acquire any commercial tort claim individually having a value in excess of $2,500,000 (whether from another Person or because such commercial tort claim shall have come into existence) for which a claim has been filed in a court of competent jurisdiction, (i) such Grantor shall, upon obtaining knowledge of such acquisition or existence, deliver to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent on or before the date on which financial statements are required to be delivered pursuant to Section 6.01(b) of the Credit Agreement for the fiscal quarter in which the relevant Grantor obtained such knowledge (or such longer period agreed to by the Administrative Agent in its reasonable discretion), a notice of the existence and nature of such commercial tort claim(s) and a supplement to Schedule 1 containing a description of such commercial tort claim(s) that is sufficient to identify it for the purposes of granting a Lien under Article 9 of the UCC, (ii) Section 3.1 shall apply to such commercial tort claim(s) and (iii) such Grantor shall execute and deliver to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent, any document, and take all other action, deemed by the Administrative Agent to be reasonably necessary for the Administrative Agent to obtain, for the benefit of the Secured Parties, a perfected security interest having at least the priority set forth in Section 4.2 in all such commercial tort claims, but subject in any event to the limitations described in Section 5.1(b).  Any supplement to Schedule 1 delivered pursuant to this Section 5.6 shall, after the receipt thereof by the Administrative Agent, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Article VI.
REMEDIAL PROVISIONS

Section 6.1Code and Other Remedies.

(a)UCC Remedies.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other Applicable Law.

(b)Disposition of Collateral.  Without limiting the generality of the foregoing, the Administrative Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by Applicable Law), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) to the extent lawful and permitted enter upon the premises where any Collateral is located for a reasonable period, without any obligation to pay rent, through self- help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the Administrative Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (or enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other Applicable Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by the Loan Parties.

(c)Management of the Collateral.  Each Grantor agrees, that, during the continuance of any Event of Default, upon prior written notice by the Administrative Agent to the relevant Grantor or Grantors (i) at the Administrative Agent’s written request, it shall assemble the Collateral and make it available to the Administrative Agent at places that the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Administrative Agent also has the right to require that each Grantor store and keep any Collateral pending further action by the Administrative Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Administrative Agent is able to sell, assign, convey or transfer any Collateral, the Administrative Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent and (iv) the Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.  The Administrative Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Administrative Agent; provided, however, that the Administrative Agent shall manage and maintain any Collateral in its possession and cause its Related Parties to maintain any Collateral in their possession with the same level of care that a reasonably prudent person would afford its own property.

(d)Application of Proceeds.  The Administrative Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1 as set forth in the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any Applicable Law, need the Administrative Agent account for the surplus, if any, to any Grantor.

(e)Remedies Generally.  Neither the Administrative Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Loan Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof.  All of the rights and remedies of the Administrative Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Applicable Law.  To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

(f)IP Licenses.  For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Section 6.1 and during the continuance of any Event of Default (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral), at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor (other than, prior to Administrative Agent exercising its rights under the Credit Agreement (subject to the terms set forth therein) during the occurrence and continuance of a Foreign Lien Trigger Event, the Pledgors) hereby grants to the Administrative Agent, for the benefit of the Secured Parties and to the extent of such Grantor’s rights therein and to the extent permitted by the applicable licenses or other agreements related thereto, (i) an irrevocable, nonexclusive, worldwide license (exercisable only during the continuance of an Event of Default and without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to the Administrative Agent maintaining, or causing to be maintained, the quality of the respective goods and services associated with the use of the Trademarks at substantially the same level maintained by Grantor immediately prior to the Event of Default to avoid the risk of invalidation of such Trademarks, to, use and practice and sublicense any Intellectual Property included in the Collateral now owned or hereafter acquired by such Grantor, including access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof (in each case to the extent that such Grantor is permitted to grant such license and access under the applicable licenses or other agreements related thereto) and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor and exercisable only during the continuance of an Event of Default) to use, operate and occupy all real property owned, operated, leased, subleased or otherwise occupied by such Grantor .

(g)Commercially Reasonable.  To the extent that Applicable Law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent to do any of the following:

(i)fail to incur significant costs, expenses or other liabilities reasonably deemed as such by the Administrative Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii)fail to obtain Permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other Laws, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii)fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v)exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by the Administrative Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi)dispose of assets in wholesale rather than retail markets;

(vii)disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii)purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of any Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this clause (g) is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this clause (g). Without limitation upon the foregoing, nothing contained in this clause (g) shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this clause (g).

Section 6.2Accounts and Payments in Respect of General Intangibles.

(a)In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by the Administrative Agent at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles that constitute Collateral, when collected by any Grantor, shall be promptly (and, in any event, within three (3) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent, in a Cash Collateral Account, subject to withdrawal by the Administrative Agent as provided in Section 6.4.  Until so turned over, such payment shall be held by such Grantor for the benefit of the Administrative Agent and the other Secured Parties.  Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Loan Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 6.3Pledged Collateral.

(a)Voting Rights.  During the continuance of an Event of Default, the Administrative Agent or its nominee may, upon prior written notice, exercise (i) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (ii) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Equity, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine and the right to cause the Pledged Collateral to be registered in the name of the Administrative Agent (or its nominee or sub-agent)), all without liability except to account for property actually received by it; provided, however, that the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)Proxies.  In order to permit the Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request in writing and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Administrative Agent, subject to the notice requirements of Section 6.3(a), an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective subject to the limitations on the exercise thereof set forth in this Agreement, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other Person (including the issuer of such Pledged Collateral or any officer or agent thereof) provided that the Administrative Agent shall only be entitled to exercise such proxy during the continuance of an Event of Default and which proxy shall terminate upon the occurrence of the Facility Termination Date.

(c)Authorization of Issuers.  Each Grantor hereby expressly and irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) subject to the notice requirements of Section 6.3(a), comply with any instruction received by it from the Administrative Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby or the Credit Agreement, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Administrative Agent.

Section 6.4Proceeds to be Turned over to and Held by Administrative Agent.

Unless otherwise expressly provided in the Credit Agreement or this Agreement, during the continuance of an Event of Default, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor for the benefit of the Administrative Agent and the other Secured Parties, and shall, promptly upon receipt of notice from the Administrative Agent by any Grantor, be turned over to the Administrative Agent in the exact form received (with any necessary endorsement).  All such proceeds of Collateral and any other proceeds of any Collateral received by the Administrative Agent in cash or Cash Equivalents shall be held by the Administrative Agent in a Cash Collateral Account.  All proceeds being held by the Administrative Agent in a Cash Collateral Account (or by such Grantor in trust for the Administrative Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

Section 6.5Sale of Pledged Collateral.

(a)Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(b)Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 6.1 and this Section 6.5 valid and binding and in compliance with all applicable Laws.  Each Grantor further agrees that a breach of any covenant contained in this Section 6.5 will cause irreparable injury to the Administrative Agent and other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that (i) no Event of Default has occurred and is continuing under the Credit Agreement or (ii) a defense of the occurrence of the Facility Termination Date.  Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by Administrative Agent until the Termination Date.

Section 6.6Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Administrative Agent or any other Secured Party to collect such deficiency.

Article VII.
The Administrative Agent

Section 7.1Administrative Agent’s Appointment as Attorney-in-Fact.

(a)Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any Related Party thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power until the Facility Termination Date or release of such Grantor in accordance with the Loan Documents and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent and its Related Parties the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

(i)in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

(ii)in the case of any Intellectual Property owned by or licensed to the Grantors and included in the Collateral, execute, deliver and have recorded any document that the Administrative Agent may reasonably request in writing to evidence, effect, publicize or record the Administrative Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance, in each case, to the extent called for by the terms of the Credit Agreement (including all or any part of the premiums therefor and/or the costs thereof);

(iv)execute, in connection with any sale provided for in Section 6.1 or Section 6.5, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral;

(v)(A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Administrative Agent may reasonably deem appropriate, (G) assign any Intellectual Property included in the Collateral owned by the Grantors or any IP Agreement (to the extent permitted under the applicable licenses) of the Grantors throughout the world on such terms and conditions and in such manner as the Administrative Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes and do, at the Administrative Agent’s option, at any time or from time to time, all acts and things that the Administrative Agent deems reasonably necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do; or

(vi)at its option, but without any obligation so to do, perform or comply, or otherwise cause performance or compliance, with any Contractual Obligation where a Grantor fails to perform or comply.

(b)Subject to Section 11.04(a) of the Credit Agreement, the reasonable and documented out-of-pocket expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1 during the continuance of an Event of Default (which, subject to Section 11.04(a) of the Credit Agreement, shall be deemed Obligations for all purposes under the Loan Documents) shall be payable by such Grantor to the Administrative Agent on demand.

(c)Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest, granted as security for the performance of the Secured Obligations, and are irrevocable until the earlier of (i) the Facility Termination Date and (ii) with respect to any Grantor, the release of such Grantor in accordance with the Loan Documents.

Section 7.2Authorization to File Financing Statements.  Subject to Section 6.13 of the Credit Agreement, prior to the Facility Termination Date, each Grantor authorizes the Administrative Agent and its Related Parties, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral (which would not add new collateral or add a debtor, except as otherwise provided for herein or in any other Loan Document, including in connection with any joinder agreement executed pursuant to Section 8.6) in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect, or continue or maintain perfection of, the security interests of the Administrative Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor” or words of similar import.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Each Grantor hereby (i) waives any right under the UCC or any other Applicale Law to receive notice and/or copies of any filed or recorded financing statements, amendments thereto, continuations thereof or termination statements filed or recorded pursuant to this Section 7.2 and (ii) releases and excuses the Administrative Agent from any obligation under the UCC or any other Applicable Law to provide notice or a copy of any such filed or recorded documents that are filed or recorded in accordance with the terms of this Agreement.

Section 7.3Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the

Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or have any entitlement to make any inquiry respecting such authority.

Section 7.4Duty; Obligations and Liabilities.

(a)Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as a reasonably prudent Person would deal with similar property for its own account.  The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent’s interest in the Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers.  The Administrative Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.  In addition, the Administrative Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been reasonably selected by the Administrative Agent in good faith.

(b)Obligations and Liabilities with respect to Collateral.  No Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral.  The powers conferred on the Administrative Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers.  The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct as finally determined by a court of competent jurisdiction.

Article VIII.
MISCELLANEOUS

Section 8.1Reinstatement.  Each Grantor agrees that, if any payment made by any Loan Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made.  If, prior to any of the foregoing, any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 8.2Release of Collateral.

(a)Upon the Facility Termination Date, the Collateral shall be automatically released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall automatically revert to the Grantors.  At the written request and reasonable expense of any Grantor following any such termination, the Administrative Agent shall promptly deliver to such Grantor any Collateral of such Grantor held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents or take such actions as such Grantor shall reasonably request to evidence or effectuate such termination.

(b)If the Administrative Agent shall be directed or permitted pursuant to Section 9.10 of the Credit Agreement to release any Lien on any Collateral, such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, such section.  In connection therewith, the Administrative Agent, at the written request of any Grantor, shall execute and deliver to such Grantor such documents or take such actions as such Grantor shall reasonably request to evidence or effectuate such release, all at the reasonable expense of the Grantor.

(c)At the time provided in Section 9.10(a) of the Credit Agreement and at the written request of the Borrower, the applicable Grantor shall be released from its obligations hereunder; and the Administrative Agent, at the written request of such Grantor, shall execute and deliver to such Grantor such releases or other documents or take such actions reasonably requested by such Grantor to evidence or effectuate such release.

Section 8.3Independent Obligations.  The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations.  If any Secured Obligation is not paid when due, or upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation then due, without first proceeding against any other Grantor, any other Loan Party or any other Collateral and without first joining any other Grantor or any other Loan Party in any proceeding.

Section 8.4No Waiver by Course of Conduct.  No Secured Party shall by any act (except by a written instrument pursuant to Section 8.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 8.5Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.01 of the Credit Agreement; provided, however, that schedules and annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Joinder Agreements and Pledge Amendments, in substantially the form of Annex 1 and Annex 3, respectively, in each case duly executed by the Administrative Agent and each Grantor directly affected thereby.

Section 8.6Additional Grantors; Additional Pledged Collateral.

(a)Joinder Agreements.  If, at the option of the Borrower or as required pursuant to Sections 6.12 and/or 6.13 of the Credit Agreement, the Borrower shall cause any Subsidiary of Holdings that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Joinder Agreement substantially in the form of Annex 1 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

(b)Pledge Amendments.  Subject to Section 6.13 of the Credit Agreement, to the extent any Pledged Collateral has not been delivered as of the Closing Date (subject to Section 6.19 of the Credit Agreement) and such Pledged Collateral is required to be delivered hereunder, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 3 (each, a “Pledge Amendment”) in accordance with the terms and conditions of the Loan Documents.  Such Grantor authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement.

Section 8.7Notices.  All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.02 of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrower’s notice address set forth in such Section 11.02.

Section 8.8Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and permitted assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

Section 8.9Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.  The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, which shall be of the same legal effect, validity or enforceability as a manually executed signature to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 8.10Severability.  Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 8.11Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 8.12Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, This Agreement, ANY Other LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12.

EACH GRANTOR AGREES TO BE BOUND BY THE PROVISIONS OF SECTION 11.14 OF THE CREDIT AGREEMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Security and Pledge Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

EXECUTED AND DELIVERED AS A DEED:

CAMBIUM NETWORKS CORPORATION,
a Cayman Islands exempted company

By:	/s/ Stephen Cumming
Name:	Stephen Cumming
Title:	Chief Financial Officer

CAMBIUM (US), L.L.C.,
a Delaware limited liability company

By:	/s/ Stephen Cumming
Name:	Stephen Cumming
Title:	Chief Financial Officer

CAMBIUM NETWORKS, LTD,
a company registered under the laws of England and Wales

By:	/s/ Stephen Cumming
Name:	Stephen Cumming
Title:	Director

CAMBIUM NETWORKS, INC.,
a Delaware corporation

By:	/s/ Stephen Cumming
Name:	Stephen Cumming
Title:	Chief Financial Officer

[Signature Page to Security and Pledge Agreement]

ACKNOWLEDGED AND AGREED:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Brian Adams
Name:	Brian Adams
Title:	Vice President

[Signature Page to Security and Pledge Agreement]

ANNEX 1 TO
SECURITY AND PLEDGE AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of [●], 20[●], is delivered pursuant to Section 8.6(a) of the Security and Pledge Agreement, dated as of November 17, 2021, Cambium Networks Corporation, an exempted company incorporated under the laws of the Cayman Islands with limited liability (“Holdings”), Cambium (US), L.L.C., a Delaware limited liability company (“Intermediate Holdings”), Cambium Networks, Ltd, a private limited company registered under the laws of England and Wales under company number 07752773 and having its registered office located at Unit B2 Linhay Business Park, Eastern Road, Ashburton, Newton Abbot, Devon, TQ13 7UP (the “Borrower”) and Cambium Networks, Inc., a Delaware corporation (“Networks U.S.”), certain other Subsidiaries of Holdings from time to time party thereto as Grantors and Bank of America, N.A., as Administrative Agent for the Secured Parties referred to therein (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).  Capitalized terms used herein without definition are used as defined in the Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 8.6 of the Security Agreement, hereby (a) becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein, (b) without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, (i) mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties and (ii) grants to the Administrative Agent for the benefit of the Secured Parties, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and (c) expressly assumes all obligations and liabilities of a Grantor thereunder.  The undersigned hereby agrees to be bound as a Grantor for the purposes of the Security Agreement.

The information set forth in Annex 1-A to this Joinder Agreement is hereby added to the information set forth in Schedules 1 through 6 to the Security Agreement.  By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agrees that this Joinder Agreement may be attached to the Security Agreement and that the Collateral listed on Annex 1-A to this Joinder Agreement shall be and become part of the Collateral referred to in the Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Security Agreement applicable to it is true and correct in all material respects (but in all respects in the case of any representation or warranty qualified by “material” or “Material Adverse Effect”) on and as of the date hereof as if made on and as of such date.

This Joinder Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, THE UNDERSIGNED HAS CAUSED THIS JOINDER AGREEMENT TO BE DULY EXECUTED AND DELIVERED AS OF THE DATE FIRST ABOVE WRITTEN.

[Additional Grantor]

By:
Name:
Title:

[Signature Page to Joinder Agreement to Security and Pledge Agreement]

ACKNOWLEDGED AND AGREED:
as of the date first above written:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

[Signature Page to Joinder Agreement to Security and Pledge Agreement]

ANNEX 2 TO
SECURITY AND PLEDGE AGREEMENT

FORM OF [COPYRIGHT] [PATENT] [TRADEMARK]  SECURITY AGREEMENT

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of __________ __, 20__, is made by [GRANTOR] (the “Grantor”), in favor of Bank of America, N.A., as administrative agent and collateral agent (in such capacities, together with its successors and permitted assigns, the “Administrative Agent”) for the Lenders and the L/C Issuers (as defined in the Credit Agreement referred to below) and the other Secured Parties.

W I T N E S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of November 17, 2021 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cambium Networks, Ltd, a private limited company registered under the laws of England and Wales under company number 07752773 and having its registered office located at Unit B2 Linhay Business Park, Eastern Road, Ashburton, Newton Abbot, Devon, TQ13 7UP (the “Borrower”), Cambium Networks Corporation, an exempted company incorporated under the laws of the Cayman Islands with limited liability (“Holdings”), the Grantor, certain other Subsidiaries of Holdings from time to time party thereto as a “Guarantor”, the Lenders and the L/C Issuers from time to time party thereto, the Swing Line Lender and the Administrative Agent, the Lenders and the L/C Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, Grantor is a party to the Security and Pledge Agreement, dated as of November 17, 2021, by and among the Loan Parties from time to time party thereto in favor of the Administrative Agent (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), pursuant to which Grantor is required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the L/C Issuers and the Administrative Agent to enter into the Credit Agreement and to induce the Lenders and the L/C Issuers to make their respective extensions of credit to the Borrower thereunder, Grantor hereby agrees with the Administrative Agent as follows:

Section 1.Defined Terms.  Capitalized terms used herein without definition are used as defined in the Security Agreement.

Section 2.Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral.  Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of Grantor, hereby grants to the Administrative Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):

(a)	[all of its registrations and applications for registration for United States Copyrights, including, without limitation, those referred to on Schedule 1 hereto;
(b)	all renewals, reversions and extensions of the foregoing; and

(c)

all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, violation or other impairment thereof.]

or

(a)	[all of its United States Patents, including, without limitation, those referred to on Schedule 1 hereto;
(b)	all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and
(c)

all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, violation or other impairment thereof.]

or

(a)	[all of its registrations and applications for registration for United States Trademarks included in the Collateral, including, without limitation, those referred to on Schedule 1 hereto;
(b)	all renewals and extensions of the foregoing;
(c)	all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and
(d)

all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.

Notwithstanding the foregoing, there shall be no Lien on or security interest granted or pledged by any Grantor in any Trademark application that is filed on an “intent-to-use” basis prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark application under applicable United States law.]

Section 3.Security and Pledge Agreement.  The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement and Grantor hereby acknowledges and agrees that the rights and remedies of the Administrative Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Security Agreement.  In the event that any provision of this [Copyright] [Patent] [Trademark] Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

Section 4.Counterparts.  This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 5.Governing Law.  This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[GRANTOR]
as Grantor

By:
Name:
Title:

[SIGNATURE PAGE TO [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT]

ACCEPTED AND AGREED
as of the date first above written:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

[SIGNATURE PAGE TO [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT]

Schedule 1

[Copyright] [Patent] [Trademark]  Registrations and Applications

[SIGNATURE PAGE TO PLEDGE AMENDMENT]

ANNEX 3 TO
SECURITY AND PLEDGE AGREEMENT

FORM OF PLEDGE AMENDMENT

This PLEDGE AMENDMENT (including all annexes hereto, as the same may be amended, restated, amended and restated, modified and/or supplemented from time to time, this “Pledge Amendment”) is entered into as of [●], 20[●], and is delivered pursuant to Section 8.6(b) of that certain Security and Pledge Agreement, dated as of November 17, 2021, among Cambium Networks Corporation, an exempted company incorporated under the laws of the Cayman Islands with limited liability (“Holdings”), Cambium (US), L.L.C., a Delaware limited liability company (“Intermediate Holdings”), Cambium Networks, Ltd, a private limited company registered under the laws of England and Wales under company number 07752773 and having its registered office located at Unit B2 Linhay Business Park, Eastern Road, Ashburton, Newton Abbot, Devon, TQ13 7UP (the “Borrower”), Cambium Networks, Inc., a Delaware corporation (“Networks U.S.”), the undersigned Grantor, certain other Subsidiaries of Holdings from time to time party thereto as Grantors and Bank of America, N.A., as Administrative Agent for the Secured Parties referred to therein (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).  Capitalized terms used herein without definition are used as defined in the Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Pledged Collateral listed on Annex 3-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Security Agreement and shall secure all Obligations of the undersigned.

This Pledge Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[GRANTOR]

By:
Name:
Title:

[SIGNATURE PAGE TO PLEDGE AMENDMENT]

Annex 3-A

PLEDGED EQUITY

ISSUER	OWNER	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS

PLEDGED DEBT INSTRUMENTS

ISSUER	OWNER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	PRINCIPAL AMOUNT

[SIGNATURE PAGE TO [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT]

ACCEPTED AND AGREED
as of the date first above written:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

[SIGNATURE PAGE TO [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT]